**Dreyfus Family of Funds**
COMPLIANCE REPORT
**RULE 10f-3 TRANSACTIONS**

**1/1/08-3/31/08**

***Board Group Summary***

| Fund | Manager Firm | Are there applicable transactions to report? If YES, Detail and Certification attached from Manager that all transactions are in compliance with board-approved procedure | Total Value of Securities Purchased by Fund from Syndicate with an Affiliated Underwriter (% of total net assets) | Primary Portfolio Manager |
|---|---|---|---|---|
| **Money Market Funds** | | | | |
| Money Market Reserves | Dreyfus | No | | Patricia A. Larkin |
| U.S. Treasury Reserves | Dreyfus | No | | Patricia A. Larkin |
| **Municipal Money Market Funds** | | | | |
| AMT-Free Municipal Reserves | Dreyfus | No | | Joseph Irace |
| BASIC California Municipal MM Fund | Dreyfus | No | | Joseph Irace |
| BASIC Massachusetts Municipal MM Fund | Mellon | No | | John F. Flahive |
| BASIC New York Municipal MM Fund | Dreyfus | No | | Joseph Irace |
| **Fixed Income Funds** | | | | |
| Bond Market Index Fund | Standish | No | | Robert Bayston |
| High Yield Strategies Fund | Standish | No | | D. Bowser\K. Bater |
| Premier International Bond Fund | Standish | Yes | 0.17% | Thomas Fahey |
| Premier Limited Term High Yield Fund | Standish | No | | D. Bowser\K. Bater |
| Premier Limited Term Income Fund | Standish | No | | Christopher Pellegrino |
| Premier Managed Income Fund | Standish | Yes | 0.24% | Kent J. Wosepka |
| Premier Strategic Income Fund | Standish | Yes | 0.24% | Kent J. Wosepka |
| **Balanced Funds** | | | | |
| Premier Balanced Fund | Standish/TBCAM | Yes | 0.11% | C. Powers\J. Jares |
| Tax Managed Balanced Fund | Dreyfus/Fayez | No | | J. Darcy\Fayez |
| **Equity Funds** | | | | |
| BASIC S&P 500 Stock Index Fund | MEA | No | | Thomas J. Durante |
| Disciplined Stock Fund | TBCAM | No | | Sean P. Fitzgibbon |
| Premier 130/30 Growth Fund | MCM | No | | Chiang\Palani\Boggs |
| Premier Core Equity Fund | Fayez | No | | Fayez S. Sarofim |
| Premier Core Value Fund | TBCAM | No | | Brian C. Ferguson |
| Premier Equity Income Fund | MEA | No | | Jocelin A. Reed |
| Premier Global Equity Income Fund | Newton | No | | James Harries |
| Premier Large Company Stock Fund | TBCAM | No | | Sean P. Fitzgibbon |
| Premier Midcap Stock Fund | Franklin | No | | Oliver Buckley |
| Premier Small Cap Value Fund | MEA | No | | Adam Logan |
| Premier Tax Managed Growth Fund | Fayez | No | | Fayez S. Sarofim |